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                                                                 Exhibit (10)(m)


                     CHANGE IN CONTROL PROTECTION AGREEMENT

         This agreement, dated this ____ day of _______________ , 19__, is by and among Uno Restaurant Corporation and _______________ (the "Employee").

Whereas, the Board of Directors of Uno Restaurant Corporation (the "Company") has determined that it is in the best interests of the Company's shareholders, customers and employees to assure continuity of management of the Company's administration and operations in the event of a Change in Control of the Company; and

Whereas, the Employee is an officer of the Company and an integral part of its management who participates in the decision-making process relative to short and long-term planning and policies of the Company.

Now, therefore, it is hereby agreed by and between the parties hereto, as follows:

1.       EMPLOYMENT

         In the event of a "Change in Control" of the Company, as defined in
Section 2.1, and effective on and as of the date of such Change in Control ("Effective Date"), the Company agrees to employ the Employee for the "Term of Employment," as defined in Section 2.2, in the same position that the Employee holds on the date of such Change in Control, and the Employee upon accepting employment as of said date of Change in Control agrees to serve in such capacity upon the terms and conditions set forth in this Agreement.

2.       DEFINITIONS

         2.1 A "Change in Control" shall be deemed to have occurred with respect to the Company upon the occurrence of any of the following:

         (a) The beneficial ownership interest (as determined in accordance with Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (hereafter "the Exchange Act")) on the part of Aaron D. Spencer is reduced below 15% of the outstanding shares of the Company's Common Stock; or

         (b) The death of Mr. Spencer, or the physical or mental incapacity of Mr. Spencer as a result of which voting or investment control over Mr. Spencer's shares of the Company's Common Stock is transferred to a guardian, conservator or attorney-in-fact under a power of attorney.

         (c) A transaction with respect to the Company is of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant

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                  to Section 13 or 15(d) of the Exchange Act; or

         (d) A "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of 35% or more of the voting securities of the Company; or

         (e) During any period of two consecutive years, individuals who at the beginning of any such two-year period constitute the Board of Directors of the Company ("Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided however, that any person becoming a director of the Company after the beginning of the period whose election was approved by a vote of at least 2/3 of the directors comprising the Incumbent Board shall, for purposes hereof, be considered as though he were a member of the Incumbent Board; or

         (f) The sale of all or substantially all of the assets of the Company; or

         (g) A change in control of the Company of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Exchange Act.

         2.2 "Term of Employment" shall mean the period commencing with the date on which a Change in Control occurs and ending with the earliest to occur of any of the following events:

         (a) The date two (2) years following the date on which such Change in Control occurs; or

         (b) Employee's termination for "Cause" (as defined in Section 2.4) by the Company; or

         (c)      The death of Employee; or

         (d) The "permanent disability" of Employee (as defined in Section 2.3); or

         (e) The Employee's acceptance of employment or a consulting position with another company, or an otherwise voluntary termination by the Employee of employment with the Company; or

         (f)      Termination of employment by the Employee in accordance with
                  Section 5.1.

         2.3 Employee's "permanent disability," as this phrase is used throughout this Agreement, shall mean Employee's disability as defined under the Long-Term Disability insurance policy of the Company as in effect from time-to-time, or if no such policy is then in effect, as defined


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in Section 22(c)(3) of the Internal Revenue Code of 1986, as amended.

         2.4 "Cause," as this term is used throughout this Agreement, shall mean:

         (a) Employee's continued breach of his obligations under this Agreement, if such breach shall not have been cured by Employee within thirty (30) days after receipt from the Company of written notice of a claimed breach by Employee; or

         (b) Willful and continued failure by Employee to perform substantially his duties with the Company (other than as a result of physical or mental incapacity), after a demand for substantial performance has been made by the Company and thirty (30) days have elapsed since such notice, and substantial performance has not occurred; or

         (c) Willful misconduct by Employee which is demonstrably and materially injurious to the Company, monetarily or otherwise.

3.       DUTIES OF EMPLOYMENT

         3.1 Employee agrees that during the Term of Employment under this Agreement, he will in good faith apply on a full-time basis (allowing for usual vacations and absence due to sickness) all of his skill and experience to the performance of his duties in such employment. It is understood that Employee may have other charitable or community involvements or directorships which may, from time-to-time, require minor portions of his time, but which shall not interfere or be inconsistent with his duties hereunder.

4.       COMPENSATION DURING TERM OF EMPLOYMENT

         4.1 In the event of a Change in Control, the Company shall pay or cause to be paid to Employee during the Term of Employment such salary and incentive bonus compensation as may be determined by the Board of Directors of the Company, paid in accordance with the Company's normal payroll practices; provided that in no event shall Employee's salary in any year of the Term of Employment be less than the annual level thereof immediately prior to the date of such Change in Control, and incentive bonus compensation in any year of the Term of Employment shall be no less than the average annual incentive bonus compensation paid by the Company to the employee during the three (3) fiscal years ending prior to the Change in Control.

         4.2 In addition, during the Term of Employment, (a) Employee shall receive an annual increase in salary at each normal pay adjustment date during the Term of Employment, but no later than one (1) year from the date of Employee's last increase and annually thereafter during the Term of Employment, of not less than the percentage increase in the cost-of-living since Employee's last pay adjustment, as measured by the Consumer Price Index-All Urban Consumers of the U.S. Bureau of Labor Statistics, except that no such increase shall be made at any time during which a salary freeze applicable to executive employees of the Company generally may be in effect; and (b) the


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"Other Compensation," as defined in Section 4.3, paid or payable to Employee at all times during the Term of Employment shall have a value equal to or greater than the value of Other Compensation paid or payable to Employee in the fiscal year of Employer preceding the fiscal year in which the Change in Control occurs.

         4.3 For purposes hereof, "Other Compensation" shall mean the value of all compensation, other than salary and incentive bonus compensation, paid or payable by reason of employment and, without limiting the generality of the foregoing, shall include the value of all compensation, as determined in good faith by the Company, such as qualified and non-qualified benefit plans, insurance benefits, automobile allowances, and stock options, rights and restricted stock, under any plans or programs of the Company in effect before or after the Change in Control.

5.       TERMINATION OF EMPLOYMENT

         5.1 Notwithstanding any other provision of this Agreement, the Employee's employment under this Agreement may be terminated by the Employee subsequent to a Change in Control, if there has been any:

         (a) Material change by the Company of the Employee's functions, duties, or responsibilities, which change, in Employee's reasonable good faith judgement, would cause the Employee's position with the Company to become of less dignity, responsibility, importance, prestige or scope from that which existed immediately prior to the Change in Control, including, without limitation, a substantial diminution in perquisites to which the Employee is then currently entitled; or

         (b) Assignment or reassignment by the Company of the Employee to another place of employment more than 50 miles from the Employee's place of employment immediately prior to the Change in Control; or

         (c) Liquidation, dissolution, consolidation or merger of the Company, or transfer of all or substantially all of its assets, other than a transaction in which a successor corporation with a net worth, as determined in accordance with generally accepted accounting principles by the Company's independent public accountants, at least equal to that of the Company immediately before such transaction assumes this Agreement and all obligations and undertakings of the Company hereunder; or

         (d) Reduction in the Employee's total compensation or any component thereof, as specified in Section 4 above; or

         (e)      Other material breach of this Agreement by the Company.

         5.2 The Employee shall provide written notice to the Company, specifying the event relied upon for such termination at any time within one year after the occurrence of such event.

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6.       PAYMENTS UPON TERMINATION OF EMPLOYMENT

         6.1 Notwithstanding anything herein to the contrary, the Company may terminate the Employee's employment hereunder for any reason at any time; provided, however, in the event of any termination of the Employee's employment hereunder by the Employee pursuant to Section 5 above, or by the Company for any reason other than one of those specified in Section 2.2 above, then within five business days after any such termination, or in the case of termination pursuant to Section 5 above, within five business days of the Company's receipt of notice under Section 5.2, the Company shall pay to the Employee, or the Employee's beneficiary or estate, the following amounts, computed on the basis of 24 months:

         (a) A lump sum cash amount equal to the present value of the product obtained by multiplying the monthly amount of the salary and incentive bonus compensation provided for in
                  Section 4.1 above, as well as the amount of the monthly automobile allowance, which was being paid by the Company to the Employee at the time of such termination, by the number of months specified in Section 6.1 above; or

         (b) At the Employee's election, successive monthly payments for the number of months specified in Section 6.1 above in the amount of salary and incentive bonus compensation provided for in Section 4.1 above, as well as the amount of the monthly automobile allowance, which was being paid by the Company to the Employee at the time of such termination.

         6.2 For the number of months specified in Section 6.1 above (commencing with the month in which termination shall have occurred), the Employee shall continue to be entitled to all Employee medical benefits provided for in Section 4 above, as if the Employee were still employed during such period. The medical benefits provided for in accordance with this paragraph 6.2 shall be secondary to any medical benefits provided by another employer.

         6.3 The Employee shall also receive a present value lump sum payment equal to the aggregate amounts that the Company would have contributed on behalf of the Employee under the Employee Stock Ownership Plan of the Company, if said plan shall be in effect, (plus estimated earnings thereon) had Employee continued in the employ of the Company for the number of months specified in Section 6.1 above and the Company made contributions under said plan at a rate, as a percentage of salary, equal to the average rate at which the Company had made contributions to said plan on behalf of or with respect to the Employee in the three (3) plan years ending prior to the Employee's termination.

         6.4 For purposes of calculating the lump sum cash payments provided by Sections 6.1, 6.2, and 6.3 above, present values shall be determined by using a discount factor equal to one percentage point below the Prime Rate, compounded annually. The "Prime Rate" shall be the prevailing prime rate reported by the Wall Street Journal on the Employee's termination date.


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         6.5      Notwithstanding any provision of this agreement to the
contrary, if the payment or distribution of any benefit pursuant to the provisions of Sections 6.1, 6.2 or 6.3 would cause the imposition of a tax on the recipient pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or the denial of a deduction for any part of such payment pursuant to Section 280G of the Code, or any successor or comparable provision to either of them, or any comparable provision of state or local law, or cause the imposition of interest or penalties on the Company or any recipient, then the payments or distributions shall be reduced to the extent necessary to prevent the imposition of such tax, interest or penalty, or the denial of such deduction, all as reasonably determined by the Company.

7.       SOURCE OF PAYMENTS

         7.1 All payments provided for in Section 6, shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments.

8.       LITIGATION EXPENSES

         8.1 In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Company shall reimburse the Employee for all reasonable costs and expenses relating to such litigation or other proceedings as they are incurred, including reasonable attorneys' fees and expenses, regardless of whether such litigation results in any settlement or judgment or order in favor of any party; provided, however, that any claim or action initiated by the Employee relating to this Agreement shall have been made or brought after reasonable inquiry and shall be well-grounded in fact, and warranted by existing law or a good faith argument for the extension, modification or reversal of existing law, and that is not interposed for any improper purpose, such as to harass or cause unnecessary delay or needless increase in the cost of litigation.

         8.2 Notwithstanding any provision of law to the contrary, in no event shall the Employee be required to reimburse the Company for any of the costs and expenses relating to such litigation or other proceeding. The obligation of the Company under these paragraphs 8.1 and 8.2 shall survive the termination, for any reason, of this Agreement.

9.       INCOME TAX WITHHOLDING

         9.1 The Company may withhold from any payments made under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or filing.

10.      SEVERABILITY

         10.1 If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity,


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illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

11.      CONSOLIDATION, MERGER OR SALE OF ASSETS

         11.1 The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company by agreement, expressly, absolutely and unconditionally, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment has taken place. Without limiting any of the Employee's rights under Section 5, any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Employee to terminate the Employee's employment under Section 5(e) above. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If, at any time during the term of this Agreement, the Employee is employed by any corporation a majority of the voting securities of which is then owned by the Company, the "Company" as used herein shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Employee pursuant to this Agreement.

12.      NO ATTACHMENT

         12.1 Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

13.      TERM OF AGREEMENT

         13.1 This Agreement shall commence on the date hereof and shall continue in effect until February 9TH, 2000; provided, however, that for the three-year period commencing on February 10TH, 2000, and on each three-year period beginning on February 10TH thereafter, the term of the Agreement shall automatically be extended for such three-year period unless at least one year prior to such February 10TH date, the Company or the Employee shall have given notice that this Agreement shall not be extended; provided, further, that notwithstanding any such notice by the Company not to extend, if a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect until the end of the Term of Employment and until all payments, if any, required to be made by the Company or otherwise to the Employee under this Agreement shall have been paid in full. Notwithstanding

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anything in this Section 13 to the contrary, this Agreement shall terminate if the Employee or the Company terminates the Employee's employment prior to a Change in Control of the Company.

14.      NOTICE

         14.1 For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or three (3) days after having been mailed by United States registered mail, return receipt requested, postage prepaid, and addressed as follows:

         If to the Company:

                  Uno Restaurant Corporation
                  100 Charles Park Road
                  West Roxbury, MA  02132
                  Attention:  Secretary

         If to the Employee:


                  -----------------------

                  -----------------------

                  -----------------------


or such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

15.      CONFIDENTIALITY

         15.1 Employee agrees that subsequent to your period of employment with the Company, you will not at any time communicate or disclose to any unauthorized person, without the written consent of the Company any proprietary processes of the Company or any subsidiary or other confidential information concerning their business, affairs, products, suppliers or customers which, if disclosed, will have a material adverse effect upon the business or operations of the Company and its subsidiaries, taken as a whole; it being understood however, that the obligations of this Section shall not apply to the extent that the aforesaid matters (a) are disclosed in circumstances where you are legally required to do so or (b) become generally known to and available for use by the public otherwise then by your wrongful act or omission.

16.      OTHER AGREEMENTS

         16.1 This Agreement contains the entire understanding between the Company and the Employee with respect to the subject matter hereof and supersedes any other employment agreement between the Company and the Employee. To the extent that any provision of any other agreement


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between the Company or any of its subsidiaries and the Employee shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provisions of this Agreement shall control and such provision or such other agreement shall be deemed to have been superseded and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.


17.      GOVERNING LAW

         17.1 This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the choice of law provisions in effect in such Commonwealth.


In witness whereof, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has signed this Agreement, all as of the date first above written.

                                             By:
                                                 -------------------------------
                                             Uno Restaurant Corporation


                                             By:
                                                 -------------------------------
                                                      Employee




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